UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2026

Huntington Bancshares Incorporated
(Exact Name of Registrant as Specified in Charter)
Maryland	1-34073	31-0724920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 South High Street, Columbus, Ohio 43287
(Address of Principal Executive Offices, and Zip Code)

(614) 480-2265
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Shares (each representing a 1/40th interest in a share of 4.500% Series H Non-Cumulative, perpetual preferred stock)	HBANP	NASDAQ
Depositary Shares (each representing a 1/1000th interest in a share of 5.70% Series I Non-Cumulative, perpetual preferred stock)	HBANM	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 6.875% Series J Non-Cumulative, perpetual preferred stock)	HBANL	NASDAQ
Common Stock-Par Value $0.01 per Share	HBAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 6, 2026, Huntington Bancshares Incorporated (“Huntington”) held a special meeting of shareholders (the “Huntington special meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 26, 2025, by and among Huntington, The Huntington National Bank, a national bank and wholly owned subsidiary of Huntington (“Huntington National Bank”) and Cadence Bank (“Cadence”), which provides, among other things and subject to the terms and conditions set forth therein, that Cadence will merge with and into Huntington National Bank, with Huntington National Bank as the surviving bank.

As of the close of business on November 28, 2025, the record date for the Huntington special meeting, there were 1,574,803,152 shares of common stock, par value $0.01, of Huntington (“Huntington common stock”) outstanding, each of which was entitled to one vote for each proposal at the Huntington special meeting.  At the Huntington special meeting, a total of 1,205,416,564 shares of Huntington common stock, representing approximately 77% of the shares of Huntington common stock outstanding and entitled to vote, were present virtually via the Huntington special meeting website or by proxy, constituting a quorum to conduct business.

At the Huntington special meeting, the following proposals were considered:

1.	a proposal to approve the issuance of shares of common stock, par value $0.01 per share, of Huntington pursuant to the Merger Agreement (the “Huntington share issuance proposal”); and

2.
a proposal to approve the adjournment of the Huntington special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes at the time of the Huntington special meeting to approve the share issuance proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of Huntington common stock (the “Huntington adjournment proposal”).

Both of these proposals were approved by the requisite vote of Huntington’s shareholders.  The final voting results for both proposals are described below.  For more information on both of these proposals, see the definitive joint proxy statement/prospectus filed by Huntington with the U.S. Securities and Exchange Commission on December 3, 2025.

1.	The Huntington share issuance proposal:

For	Against	Abstain	Broker Non-Votes
1,198,695,370	4,655,051	2,066,143	N/A

The Huntington share issuance proposal received the vote of more than a majority of the votes cast on the Huntington share issuance proposal by the holders of Huntington common stock at the Huntington special meeting.  The votes cast in favor of the Huntington share issuance proposal represented approximately 99% of all votes cast on the Huntington share issuance proposal.

2.	The Huntington adjournment proposal:

For	Against	Abstain	Broker Non-Votes
1,145,350,513	58,155,900	1,190,151	N/A

The Huntington adjournment proposal received the vote of more than a majority of the votes cast on the Huntington adjournment proposal by the holders of Huntington common stock entitled to vote.  The votes cast in favor of the Huntington adjournment proposal represented approximately 95% of all votes cast on the Huntington adjournment proposal.

Because there were sufficient votes to approve the share issuance proposal , no adjournment of the Huntington special meeting was determined to be necessary or appropriate, and accordingly, the Huntington special meeting was not adjourned and proceeded to conclusion.

Item 8.01.	Other Events.

On January 6, 2026, Huntington and Cadence issued a joint press release announcing the results of the Huntington special meeting and the results of the special meeting of Cadence shareholders held on January 6, 2026.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated January 6, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

	By:	/s/ Marcy C. Hingst
	Name:	Marcy C. Hingst
	Title:	General Counsel and Corporate Secretary

Date: January 6, 2026

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